UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 24, 2011
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At the 2011 annual meeting of shareholders held on May 24, 2011, the shareholders of PRGX Global, Inc. (“PRGX”) approved all proposals recommended by the Board of Directors as described in PRGX’s proxy statement which was mailed to shareholders on or about April 12, 2011.
     With respect to Proposal 1 (election of three Class III directors and one Class II director to serve until the Annual Meeting of Shareholders to be held in 2014 and in 2013, respectively, or until their successors are elected and qualified), the nominees received the following votes:

Director	Shares For	Shares Withheld	Broker Non-Votes
David A. Cole	13,253,727	3,988,242	4,703,454
Philip J. Mazzilli, Jr.	14,072,441	3,169,528	4,703,454
Archelle Georgiou Feldshon	17,049,360	192,609	4,703,454
Patrick M. Byrne	17,048,899	193,070	4,703,454
     The Company’s directors serving in Class I and Class II, other than Mr. Byrne, did not stand for election at the annual meeting. The directors serving in Class I, Romil Bahl and Steven P. Rosenberg, will continue to serve until the 2012 annual meeting of shareholders or until their successors are elected and qualified. The directors serving in Class II, Patrick G. Dills, N. Colin Lind and Patrick M. Byrne will continue to serve until the 2013 annual meeting of shareholders or until their successors are elected and qualified.
     With respect to Proposal 2 (to ratify BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2011), 21,844,302 shares, or 99.54% of the votes cast, voted for the proposal, 97,802 shares voted against the proposal, and 3,319 shares abstained from voting on the proposal.
     With respect to Proposal 3 (to approve the Company’s executive compensation), 16,806,465 shares, or 98.98% of the votes cast, voted for the proposal, 171,904 shares voted against the proposal, 263,600 shares abstained from voting on the proposal, and there were 4,703,454 broker non-votes.
     With respect to Proposal 4 (to approve the frequency of the Company’s Say-on-Pay Resolution), (i) 16,473,347 shares, or 96.92% of the votes cast, voted in favor of a Say-on-Pay vote every year; (ii) 10,151 shares, or 0.06% of the votes cast, voted in favor of a Say-on-Pay vote every two years; (iii) 514,172 shares, or 3.02% of the votes cast, voted in favor of a Say-on-Pay vote every three years; (iv) 244,299 shares abstained from voting on the proposal, and (v) there were 4,703,454 broker non-votes.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: May 27, 2011